Exhibit 10.32

GRANT OF NON-QUALIFIED STOCK OPTION

PURSUANT TO

ATLAS ENERGY, INC. 2009 STOCK INCENTIVE PLAN

THIS AGREEMENT, made as of this              day of                     , 20     (the “Grant Date”) by and between                     , (“Participant”) and ATLAS ENERGY, INC. (together with its successors and assigns hereinafter referred to as, the “Company”).

WHEREAS, the Company’s 2009 Stock Incentive Plan (the “Plan”) provides for the granting of Nonqualified Options by the Committee to Eligible Individuals, in accordance with the terms and provisions thereof; and

WHEREAS, the Committee considers the Participant to be an Eligible Individual, and has determined that it would be in the best interest of the Company to grant the Nonqualified Options described herein on the terms and conditions hereinafter set forth; and

WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Plan.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.	Grant of Option.

Subject to the terms and conditions hereinafter set forth, the Company, with the approval and at the direction of the Committee, hereby grants to the Participant, a Nonqualified Option to purchase up to              shares of common stock of the Company, par value $.01 per share (the “Shares”), at an exercise price of $             per Share. Such option is hereinafter referred to as the “Option” and the Shares purchasable upon exercise of the Option are hereinafter sometimes referred to as the “Option Shares.” The Option is not intended to be an Incentive Stock Option.

2.	Installment Exercise.

Subject to such further limitations as are provided herein, the Option shall become exercisable in [four (4)] installments, the Participant having the right hereunder to purchase from the Company the following number of Option Shares upon exercise of the Option, on and after the following dates, in cumulative fashion:

[(a) on and after the              anniversary of the Grant Date, up to     % (ignoring fractional Shares) of the total number of Option Shares;

(b) on and after the              anniversary of the Grant Date, up to an additional     % (ignoring fractional Shares) of the total number of Option Shares;

(c) on and after the             anniversary of the Grant Date, up to an additional     % (ignoring fractional Shares) of the total number of Option Shares; and

(d) on and after the             anniversary of the Grant Date, the remaining Option Shares.]

3.	Termination of Option.

(a) The Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised or terminated earlier in accordance with the terms of this Agreement, shall terminate and become null and void after the expiration of ten (10) years from the Grant Date (the “Option Term”).

(b) Upon the Participant’s Termination of Employment by reason of Retirement (as defined in Section 14[(c)] below) or Disability, the portion of the Option that was outstanding and exercisable as of such Termination of Employment may be exercised by the Participant during the following periods: (i) the six (6)-month period following the date of Termination of Employment by reason of Disability; and (ii) the one (1) year period following the date of Termination of Employment by reason of Retirement, but not later than the end of the Option Term.

(c) Upon the Participant’s Termination of Employment by reason of death, any unvested portion of the Option shall immediately vest in full and become exercisable by the Participant’s legal representative for the one (1) year period following the date of Termination of Employment, but not later than the end of the Option Term.

(d) Upon the Participant’s Termination of Employment by the Company without Cause (as defined in Section 14(a) below) [or by the Participant for Good Reason (as defined in Section 14(b) below) in each case],1 upon or during the one-year period following a Change of Control, any theretofore unvested portion of the Option shall immediately vest in full and become exercisable for the one (1) year period following the date of Termination of Employment, but in any case not later than the end of the Option Term.

(e) Upon the Participant’s Termination of Employment by the Company for Cause, any unexercised portion of the Option shall immediately terminate and become null and void.

(f) Upon the Participant’s Termination of Employment other than as provided for in Sections 3(b), (c), (d) and (e) above, the portion of the Option that was outstanding and exercisable as of such Termination of Employment may be exercised during the ninety (90) day period following such Termination of Employment, but not later than the end of the Option Term.

[1]	For the “senior” level award agreement.

(g) A transfer of the Participant’s employment between the Company and any Subsidiary or Affiliate, or between any Subsidiaries or Affiliates, shall not be deemed to be a Termination of the Employment.

4.	Exercise of Option.

(a) The Participant may exercise the Option with respect to all or any part of the number of Option Shares granted hereunder by giving the Chief Legal Officer of the Company written notice of intent to exercise, in the form attached hereto (the “Notice of Exercise”). The Notice of Exercise shall specify the number of Option Shares as to which the Option is to be exercised and the date of exercise thereof, which date shall be at least five (5) days after the giving of such notice unless an earlier time shall have been mutually agreed upon.

(b) Full payment (in U.S. dollars) by the Participant of the exercise price for the Option Shares purchased shall be made on or before the exercise date specified in the Notice of Exercise in cash, or, as and to the extent permitted by the Committee, the exercise price may be paid by any of the other methods allowed under Section 5(g) of the Plan.

(c) On the exercise date specified in the Notice of Exercise or as soon thereafter as is practicable, the Company shall cause to be delivered to the Participant, a certificate or certificates for the Option Shares then being purchased (out of theretofore unissued Shares or reacquired Shares, as the Company may elect) upon full payment for such Option Shares. The obligation of the Company to deliver Shares shall, however, be subject to the conditions set forth in the Plan (including, without limitation, under Section 14(a) thereof).

(d) If the Participant fails to pay for any of the Option Shares specified in the Notice of Exercise or fails to accept delivery thereof, the Participant’s right to purchase such Option Shares may be terminated by the Company. The date specified in the Notice of Exercise as the date of exercise shall be deemed to be the date of exercise of the Option, provided that payment in full for the Option Shares to be purchased upon such exercise shall have been received by such date.

(e) The Company or any Affiliate is authorized to withhold from any payment due or transfer made under this Option or from any compensation or other amount owing to the Participant, including by payroll deduction, the amount (in cash, Option Shares, other securities or other property as determined by the Committee) of any applicable taxes payable in respect to this Option, its exercise or any payment or transfer under this Option or the Plan and to take such other action as may be necessary in the opinion of the Company or such Affiliate to satisfy its withholding obligations for the payment of such taxes, all in accordance with Section 14(d) of the Plan. If Shares (including Option Shares) are used to satisfy tax withholding, such Shares shall be valued based on their Fair Market Value when the tax withholding is required to be made; provided, however, that not more than the legally required minimum tax withholding amount may be settled by Share withholding.

5.	Adjustment of and Changes in Shares of the Company.

In the event of a Corporate Transaction or Share Change, the Committee or the Board shall make such adjustment to the Option as is provided for in Sections 3(d) and (e) of the Plan.

6.	No Rights as Stockholder.

Neither the Participant nor any personal representative shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any Shares purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

7.	Non-Transferability of the Option.

During the Participant’s lifetime, the Option shall be exercisable only by the Participant or any guardian or legal representative of the Participant, and the Option shall not be transferable except, in the case of death of the Participant, by will or the laws of descent and distribution, nor shall the Option be subject to attachment, execution or other similar process. In the event of (a) any attempt by the Participant to alienate, assign, pledge, hypothecate or otherwise dispose of the Option, except as provided for herein, or (b) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Option by notice to the Participant and it shall thereupon become null and void.

8.	No Contract of Employment.

This Agreement shall not constitute a contract of employment, and shall not confer upon the Participant any right to continued employment or other service relationship with the Company or its Subsidiaries, nor shall it interfere with or limit in any way the right of the Company or any Subsidiary or Affiliate to terminate the employment or other service relationship of the Participant at any time.

9.	Amendment of Option.

The Option may be amended by the Board or the Committee at any time, subject to the provisions of Section 12(d) of the Plan.

10.	Notice.

Any notice to the Company provided for in this instrument shall be addressed to it in care of its Chief Legal Officer at its executive offices at 1845 Walnut Street, 10th Floor, Philadelphia, Pennsylvania 19103 or at such other address as to which the Company shall have notified Participant in writing and any notice to the Participant shall be addressed to the Participant at the current address shown on the payroll records of the Company. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

11.	Incorporation of Plan by Reference.

The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and this Agreement shall in all respects be interpreted in accordance with the Plan. This Agreement is subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of the Shares, (iii) changes in capitalization of the Company, and (iv) other requirements of applicable law. The Committee shall interpret and construe the Plan and this Agreement, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder, all in accordance with the provisions of the Plan (including Section 2 thereof).

12.	Cancellation and Rescission of Option.

Notwithstanding anything in this Agreement to the contrary, the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict the exercise of the Option at any time if the Participant (i) is convicted of a felony or a crime of moral turpitude with respect to the Company or its Subsidiaries or Affiliates; (ii) engages in fraud or embezzlement with respect to the Company or its Subsidiaries or Affiliates; or (iii) materially breaches the Participant’s obligations under any written non-competition, non-solicitation or confidentiality agreement entered into between the Participant and the Company or any of its Subsidiaries or Affiliates (each, a “Rescission Event”).

(b) Upon exercise of an Option, the Committee may require that the Participant certify in a manner acceptable to the Committee that he or she has not engaged in any conduct that constitutes a Rescission Event. In the event that a Participant engages in conduct that constitutes a Rescission Event before, or during the one-year period after, any exercise of the Option, such exercise may be rescinded by the Company within two years after the Participant engages in such conduct. In the event of any such rescission, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded Option, in such manner and on such terms and conditions as may be required by the Committee, and the Company shall be entitled to set off against the amount of any such gain any amounts owed to the Participant by the Company.

13.	Governing Law.

This Agreement, and all determinations made and actions taken thereunder, shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

14.	Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

(a) “Cause” means Cause (or a term of similar import) as defined in an Individual Agreement to which the Participant is party, or, if there is none, “Cause” means the Participant’s: (i) commission of a felony or a crime of moral turpitude; (ii) commission of any act of malfeasance or wrongdoing against the Company or any Subsidiary of the Company; (iii) a material breach of the Company’s policies or procedures; (iv) willful and continued failure to perform the Participant’s material duties; (v) willful misconduct which causes material harm to the Company or its Subsidiaries or Affiliates or their respective business reputations, including due to any adverse publicity; or (vi) material breach of the Participant’s obligations under any agreement (including any covenant not to compete) entered into between the Participant and the Company or any of its Subsidiaries or Affiliates. Notwithstanding anything in Section 2(c) of the Plan, following a Change in Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.

2 [(b) “Good Reason” means Good Reason (or a term of similar import) as defined in an Individual Agreement to which the Participant is a party, or, if there is none, “Good Reason” means, without the Participant’s written consent, (i) the Participant’s position, authority, duties or responsibilities are materially diminished from those in effect during the 90-day period immediately preceding a Change in Control, (ii) a reduction of ten percent or greater in the Participant’s annual base salary as in effect during the 90-day period immediately prior to the Change in Control, or as the same may be increased from time to time or (iii) the Company requires the Participant regularly to perform his duties of employment beyond a fifty (50) mile radius from the location of the Participant’s employment immediately prior to the Change in Control. In order to invoke a termination for Good Reason, the Participant shall provide written notice to the Company of the existence of one or more of the conditions described in clauses (i) through (iii) within 60 days following the Participant’s knowledge of the initial existence of such condition or conditions, specifying in reasonable detail the conditions constituting Good Reason, and the Company shall have 30 days following receipt of such written notice (the “Cure Period”) during which it may cure the condition if such condition is reasonably subject to cure. In the event that the Company fails to remedy the condition constituting Good Reason during the applicable Cure Period, the Participant’s Termination of Employment must occur, if at all, within 90 days following the end of such Cure Period in order for such termination as a result of such condition to constitute a termination for Good Reason.]

(c) “Retirement” means the Participant’s Termination of Employment on or following age 65 and, except as otherwise determined by the Committee, after five years of service with the Company and its Subsidiaries, other than by reason of the Participant’s death, Disability or by the Company for Cause [; provided, however, that following a Change in Control a Participant’s Termination of Employment due to Retirement shall be treated as a Termination of Employment by the Company without Cause for all purposes of this Agreement]3.

[SIGNATURES CONTAINED ON FOLLOWING PAGE]

[2]	For the “senior” level award agreement.
[3]	Proviso is for the “senior” level award agreement.

IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest to this Grant of Non-Qualified Stock Option and the Participant has placed his or her signature hereon, effective as of the date hereof.

ATLAS ENERGY, INC.

By:

ACCEPTED AND AGREED TO:

By:

I hereby accept the Option described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby agree that all of the decisions and determinations of the Committee with respect to the Option shall be final and binding.

Date	Participant

NOTICE OF EXERCISE

Date:                     ,

The undersigned hereby irrevocably elects to exercise on                     ,              the Nonqualified Option granted on              by Atlas Energy, Inc. to the undersigned to the extent of purchasing              Shares of Atlas Energy, Inc. and hereby makes payment of $             in payment of the actual exercise price thereof, or otherwise elects to satisfy such exercise price thereof by another method approved by the “Committee” (as defined in the Atlas Energy, Inc. 2009 Stock Incentive Plan).

INSTRUCTIONS FOR REGISTRATION OF SHARES

Name:
(Please typewrite or print in block letters)

Address:

Signature: